SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, Cricket Communications, Inc. (the “Company”) delivered a notice to each of the executive vice president and senior vice presidents of the Company who is a party to the Company’s standard form of Severance Benefits Agreement (the “Severance Benefits Agreement”). The Severance Benefits Agreement provides that the term of the agreement will automatically extend each year for one additional year on each December 31st unless, not later than the immediately preceding January 1st, notice has been given that the term of the agreement will not be further extended.

Pursuant to the notice, each of the executives was informed that the term of his or her Severance Benefits Agreement would not automatically extend for an additional one year on December 31, 2013 and would therefore terminate on such date. Each of the executives was also informed that the Company intended to enter into a new agreement with them, which would be effective January 1, 2014 and replace the prior Severance Benefits Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: December 28, 2012

	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Chief Administrative Officer